Exhibit 99.3

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Revises Date for First Quarter 2012

Earnings Conference Call.  The Conference Call will include a discussion of the Keystone Midstream Acquisition.

DENVER, May 7, 2012 — MarkWest Energy Partners, L.P. (NYSE: MWE) has revised the date it will issue first quarter 2012 financial results earnings release from Wednesday, May 9, 2012 to after market close on Monday, May 7, 2012.  The date and time of the conference call were also revised, and MarkWest will now host a conference call to discuss its quarterly results and the Keystone acquisition at 12:00 p.m. ET on Tuesday, May 8, 2012.

In addition, a presentation describing the Keystone Midstream Acquisition is available on the “Presentations and Webcasts” page under the heading “Investor Relations” of the MarkWest website at www.markwest.com.

The dial-in information remains the same as announced previously.  The conference call can be accessed by dialing (800) 475-0218 (passcode “MarkWest”) or via webcast by accessing the “Investor Relations” page of the MarkWest website.

A replay of the conference call will be accessible on the MarkWest website or by dialing (800) 272-5921 (no passcode required).

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.